EXHIBIT 99.2

AVID HEALTH, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash	$1,621	$927
Accounts receivable, net	25,566	28,939
Inventory	32,125	22,667
Prepaid expenses and deposits	1,942	1,100
Net deferred tax assets	—	1,954

Total current assets	61,254	55,587

PROPERTY, PLANT, AND EQUIPMENT
Machinery and equipment	26,580	24,952
Leasehold improvements	12,281	11,849
Furniture and office equipment	1,426	1,240
Construction work in process	1,888	279

	42,175	38,320
Less accumulated depreciation and amortization	12,413	9,536

Net property, plant, and equipment	29,762	28,784

OTHER ASSETS	1,519	1,974

Total assets	$92,535	$86,345

AVID HEALTH, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2012	December 31, 2011
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Book overdraft	$—	$5,173
Line of credit	—	5,066
Trade accounts payable	10,224	11,384
Accrued expenses	5,374	5,466
Income taxes payable	91	1,367
Current portion of long-term debt	6,000	6,000
Current portion of related party long-term debt	5,400	5,400

Total current liabilities	27,089	39,856

LONG-TERM LIABILITIES
Long-term debt, net of current portion	26,500	31,000
Long-term debt, related party, net of current portion	21,600	21,600
Deferred tax liability	—	6,336

Total long-term liabilities	48,100	58,936

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.01 par value, authorized 7,100,000 shares
Class B common stock - authorized 5,600,000 shares, 5,525,520 shares issued and outstanding	55	55
Class C common stock - authorized 1,500,000 shares, 920,920 shares issued and outstanding	9	9
Stockholders’ equity (deficit)	17,282	(12,511)

Total stockholders’ equity (deficit)	17,346	(12,447)

Total liabilities and stockholders’ equity (deficit)	$92,535	$86,345

AVID HEALTH, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

	Period Ended September 30,
	2012	2011
NET SALES	$184,100	$136,123
COST OF GOODS SOLD	114,191	83,996

GROSS PROFIT	69,909	52,127
EXPENSES
Selling, general and administrative	25,046	21,068
Research and development	1,166	813

TOTAL EXPENSES	26,212	21,881
OPERATING INCOME	43,697	30,246

OTHER INCOME (EXPENSE)
Interest expense	(1,847)	(1,485)
Interest income	2	4
Other	(8)	—

	(1,853)	(1,481)

NET INCOME BEFORE INCOME TAXES	41,844	28,765
INCOME TAXES (BENEFIT)	(4,259)	10,106

NET INCOME	$46,103	$18,659

AVID HEALTH, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Equity (Deficit)	Equity (Deficit)
Balance at January 1, 2011	5,525,520	$55	$—	$(5,978)	$(5,923)
Issuance of common stock	920,920	9	—	(9)	—
Dividends paid	—	—	—	(36,107)	(36,107)
Net income	—	—	—	29,583	29,583

Balance at December 31, 2011	6,446,440	64	—	(12,511)	(12,447)
Dividends paid	—	—	—	(16,310)	(16,310)
Net income	—	—	—	46,103	46,103

Balance at September 30, 2012	6,446,440	$64	$—	$17,282	$17,346

AVID HEALTH, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Period Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$46,103	$18,659
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	3,129	1,851
Non-cash interest expense related to amortization of loan costs	491	440
Loss on disposal of equipment	8	—
Deferred income taxes	(4,382)	—
Change in assets and liabilities
Accounts receivable	3,373	1,454
Inventory	(9,458)	(2,028)
Prepaid expenses and deposits	(842)	(364)
Book overdraft	(5,173)	(3,003)
Trade accounts payable	(1,160)	56
Accrued expenses	(92)	778
Income taxes payable	(1,276)	2,299

Net cash from operating activities	30,721	20,142

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(4,115)	(11,848)

Net cash from investing activities	(4,115)	(11,848)

CASH FLOWS FROM FINANCING ACTIVITIES
Net activity on line of credit	(5,066)	—
Payment of loan fees and transaction costs	(36)	—
Payments on long-term debt	(4,500)	(7,314)
Dividends paid	(16,310)	—

Net cash from financing activities	(25,912)	(7,314)

CHANGE IN CASH	694	980
CASH, beginning of year	927	1,271

CASH, end of period	$1,621	$2,251

Note 1 – Nature of Operations

Avid Health, Inc. is a holding company incorporated under the laws of the State of Washington. Avid Health, Inc. conducts business in the nutritional supplement industry through four wholly-owned subsidiaries, Northwest Natural Products, Inc., Nutrition Now, Inc., Supplement Sciences, Inc., and International Supplement Sciences, Inc. and is headquartered in Vancouver, Washington (collectively, the Company). Northwest Natural Products, Inc. is a sales and distribution company primarily selling to distributors and large retail customers. Nutrition Now, Inc. is a sales and distribution company primarily selling to small and medium sized retail customers. Supplement Sciences, Inc. is a manufacturing company responsible for manufacturing all of the products sold by Northwest Natural Products, Inc. and International Supplement Sciences, Inc. is located in Canada and has limited activity.

The Company’s product line includes vitamins, herbal supplements, and special formulas. The Company manufactures and sells its products through distributors, brokers, and direct sales primarily in the United States with sales also occurring in Canada, Mexico, Europe, and Asia.

On October 1, 2012, 100% of the equity of the Company was acquired by Church & Dwight Co., Inc. for approximately $650 million. The Company was subsequently merged into Church & Dwight Co., Inc. All outstanding indebtedness of the Company was extinguished concurrent with the acquisition.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation – The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. They do not include all information and footnotes necessary for a fair presentation of the Company’s financial position and the results of operations and cash flows in conformity with U.S. GAAP for complete financial statements. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes as of December 31, 2011, and for the year then ended. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the results of operations for the period presented have been included in the interim period.

Principles of consolidation – The accompanying interim consolidated financial statements include the accounts of Avid Health, Inc. and its wholly-owned subsidiaries, Northwest Natural Products, Inc., Nutrition Now, Inc., Supplement Sciences, Inc., and International Supplement Sciences, Inc. All significant intercompany balances and transactions have been eliminated.

Revenue recognition – The Company recognizes revenue upon shipping terms to the customer and the point at which risk of loss is transferred. Net sales represent product sales less actual and estimated returns, spoilage allowances, allowances for products deemed to be unsaleable by the customers, and slotting fees, rebates, and other expenditures. Estimates and allowances are based upon known claims and an estimate of additional returns when the amount of future returns can be reasonably estimated.

Customer concentration – Three customers account for approximately 67% and 71% of sales for the periods ended September 30, 2012 and 2011, respectively.

Accounts receivable – Allowances for doubtful accounts, payment term discounts, promotional discounts, product returns and other charges totaled $5,593 and $5,538 at September 30, 2012 and December 31, 2011, respectively.

Concentration of credit risk – The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and trade receivables. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. Credit is extended to customers generally without collateral requirements. Three customers account for approximately 66% and 77% of trade receivables as of September 30, 2012 and December 31, 2011, respectively.

Property, plant, and equipment – Depreciation and amortization expense totaled $3,129 and $1,851 for the nine month period ended September 30, 2012 and 2011, respectively.

Advertising – The Company expenses advertising costs as incurred. Advertising expense was $9,096 and $6,071 for the nine month period ended September 30, 2012 and 2011, respectively.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the accounts receivable allowances, valuation of inventory, valuation of property, plant, and equipment, the fair value of stock-based compensation and valuation of deferred tax assets.

Income taxes – Effective January 1, 2012, the Company elected S Corporation status for federal income tax reporting purposes. Accordingly, for the period ended September 30, 2012, all federal income tax attributes are passed through to the Company’s shareholders.

Under provisions for converting from a C Corporation to a Subchapter S Corporation under the Internal Revenue Code, the Company is liable for tax imposed on built-in-gains on the assets and liabilities of the corporation on the day of election. Built-in gains are due to the difference between the fair market value and tax basis of assets and liabilities. Any assets disposed of subsequent to the ten-year recognition period following the day of election would not be subject to the built-in gains tax. The Company has not recorded any liability associated with this built-in gains tax exposure, as it does not believe that it will generate any recognized built-in gains from transactions within the ten-year recognition period.

Note 3 – Inventory

Inventory consists of the following:

	September 30,	December 31,
	2012	2011
Raw materials	$22,899	$14,361
Work in process	838	1,903
Finished goods	8,388	6,403

Total inventory	$32,125	$22,667

Note 4 – Income Taxes

The components of the provision (benefit) for income taxes are as follows for the period ended September 30, 2012:

Current	$123
Deferred	(4,382)

$(4,259)

Effective January 1, 2012, the Company elected S corporation status. The Company’s provision (benefit) for income taxes differs from the statutory federal rate applied to income before income taxes primarily due to the Company converting from a C Corporation to a Subchapter S Corporation under the Internal Revenue Code.

Cash paid for income taxes was $1,475 and $7,750 in 2012 and 2011, respectively.

Note 5 – Line of Credit

At September 30, 2012, the Company maintains a $25,000 revolving line of credit with financial institutions, maturing December 2016. Interest is payable monthly on the outstanding principal balance at the LIBOR or Federal Funds rate plus a margin dependent on the Company’s prior-quarter leverage ratio (2.25% at September 30, 2012). Additionally, a tiered fee is payable on unused commitments also based on the Company’s prior-quarter leverage ratio. This fee was 0.25% at September 30, 2012. The line is subject to certain restrictive covenants and secured by substantially all Company assets. There was no outstanding balance at September 30, 2012.

Note 6 – Long Term Debt

	September 30,	December 31,
	2012	2011
Term note	$32,500	$37,000
Subordinated term note	27,000	27,000

	59,500	64,000
Less current portion	11,400	11,400

	$48,100	$52,600

Term note – Payable to financial institutions with interest at the LIBOR floor rate plus a margin dependent on the Company’s prior-quarter leverage ratio (2.25% and 2.81% at September 30, 2012 and December 31, 2011, respectively). The loan is collateralized by substantially all Company assets and subject to certain restrictive covenants. The loan principal is payable in quarterly amounts of $1,500 beginning March 31, 2012. The Company has two interest rate cap agreements (initial notional amounts of $15,063 and $14,000) with a financial institution to cap rates at 5.00% and 6.00%, expiring December 2013 and September 2012. The cost of this agreement is included in other assets.

Subordinated term note – Payable to a stockholder resulting from a dividend payment with interest at 3.0%. This note is subject to certain restrictive covenants and additional provisions upon a significant change in ownership. Payments of $5,400, plus accrued interest, are due annually on December 31, 2012 through December 31, 2016.

Cash paid for interest was $710 and $1,044 in 2012 and 2011, respectively. Concurrent with the sale of the Company to Church & Dwight Co., Inc., on October 1, 2012, all outstanding indebtedness of the Company was extinguished.

Note 7 – Related Party Transactions

Debt – In December 2011, the Company entered into a $27,000 subordinated term note with a stockholder, maturing December 2016. Interest accrues on the outstanding principal balance at 3.00%. No cash was paid for interest in 2012. At September 30, 2012, the current portion totaled $5,400. Concurrent with the sale of the Company to Church & Dwight Co., Inc., on October 1, 2012, all outstanding indebtedness of the Company was extinguished.

Facility leases – The Company maintains 5-year and 10-year triple-net operating leases for approximately 418,000 square feet of office, warehouse, mezzanine, and yard space with options to renew from various real estate entities related by common ownership. The Company is not contractually exposed to losses of the related-party leasing entities if any such losses should occur.

Rent expense for these leases was $1,683 and $1,560 for the periods ended September 30, 2012 and 2011, respectively.

Note 8 – Concentrations, Commitments, and Contingencies

Product concentration – Two of the Company’s products accounted for approximately 39% and 45% of sales for each of the periods ended September 30, 2012 and 2011.

Operating leases – The Company leases warehouse and office space in Vancouver, Washington and British Columbia, Canada under noncancellable operating leases. The original lease terms range from 3 to 5 years and expire in 2014 through 2015 with options to renew.

Rent expense for these operating leases was $323 and $310 for the periods ended September 30, 2012 and 2011, respectively.

Claims – In the ordinary course of business, the Company may be subject to potential claims related to labor, product, and other matters. Management believes there are no pending claims that may have a material adverse effect on the Company’s financial position or results of operations. Were such a claim to occur, the Company would record a contingent liability in the period in which the effect becomes reasonably estimable.

Commitments – In 2010, the Company purchased equipment from a company in Europe. To manage its foreign exchange risk, the Company entered into foreign currency forward contracts to hedge its anticipated foreign transactions. The Euro fixed price forward contracts began in January 2011 and expired in July 2011.

Note 9 – Stock Option Plan

As of September 30, 2012, the number of options exercisable is 273,750 with a weighted average exercise price of $0.37.